Exhibit(d)(42)


                             SUB-ADVISORY AGREEMENT

         AGREEMENT made this 5th day of April, 2002, by and between DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the "Adviser") and DREMAN VALUE MANAGEMENT, L.L.C., a Delaware limited liability company (the "Sub-Adviser").

         WHEREAS, SCUDDER VARIABLE SERIES II, a Massachusetts business trust (the "Fund") is a management investment company registered under the Investment Company Act of 1940, as amended ("the Investment Company Act");

         WHEREAS, the Adviser acts as manager for the Fund, including the series known as SVS Focus Value + Growth Portfolio (the "SFVG Series"), pursuant to an Investment Management Agreement (the "Management Agreement"), and is responsible for the day-to-day management and overall administration of the Fund; and

         WHEREAS, the Adviser desires at this time to retain the Sub-Adviser to render investment advisory and management services for those assets of the SFVG Series that Adviser determines to assign to Sub-Adviser (those assets being referred to as the "Fund Account"), and the Sub-Adviser is willing to render such services;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. Appointment of Sub-Adviser.

           (a) The Adviser hereby employs the Sub-Adviser to serve the Adviser as investment counsel with respect to the Fund Account in accordance with the applicable investment objectives, policies and limitations and subject to the supervision of the Adviser and the Board of Trustees of the Fund for the period and upon the terms herein set forth. The Sub-Adviser shall provide research and analysis relative to the investment program and investments of the Fund Account, determine what securities should be bought and sold for the account of the Fund Account and monitor on a continuing basis the performance of the portfolio securities of the Fund Account. The Sub-Adviser shall place orders for the purchase or sale of portfolio securities for the account of the Fund Account with brokers or dealers selected by the Sub-Adviser; and, in connection therewith, the Sub-Adviser is authorized to give instructions to the Custodian and Accounting Agent of the Fund as to the deliveries of securities and payments of cash for the account of the Fund Account. In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed to seek for the Fund Account best execution of orders. Subject to such policies as the Board of Trustees of the Fund determines and subject to satisfying the requirements of Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused a broker or dealer to be paid out of the Fund Account an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. The Adviser recognizes that all research services and research that the Sub-Adviser receives are available for all clients of the Sub-Adviser, and that the Fund Account and other clients of the Sub-Adviser may benefit thereby. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust of the Fund as may from time to time be in force. Nothing in this Agreement prevents the Adviser from engaging other sub-advisers to provide investment advice and other services in relation to assets of the Fund for which the Sub-Adviser does not provide services under this Agreement, or providing such services itself in relation to such assets.

           (b) The Sub-Adviser accepts such employment and agrees during the period of this Agreement to render such investment management services in accordance with the applicable investment objectives, policies and limitations set out in the Fund's prospectus and Statement of Additional Information, as amended from time to time, to furnish related office facilities and equipment and clerical, bookkeeping and administrative services in respect of the Fund Account, and to assume the other obligations herein set forth for the compensation herein provided. The Sub-Adviser shall assume and pay all of the costs and expenses of performing its obligations under this Agreement. The Sub-Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund, the SFVG Series, the Fund Account or the Adviser in any way or otherwise be deemed an agent of the Fund, the SFVG Series, the Fund Account or the Adviser.

           (c) The Sub-Adviser will keep the Adviser, for itself and on behalf of the Fund, informed of developments materially affecting the Fund, the SFVG Series or the Fund Account and shall, on the Sub-Adviser's own initiative and as reasonably requested by the Adviser, for itself and on behalf of the Fund, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose.

           (d) The Sub-Adviser shall provide the Adviser with such investment portfolio accounting and shall maintain and provide such detailed records and reports as the Adviser may from time to time reasonably request, including without limitation, daily processing of investment transactions and periodic valuations of investment portfolio positions as required by the Adviser, monthly reports of the investment portfolio and all investment transactions and the preparation of such reports and compilation of such data as may be required by the Adviser to comply with the obligations imposed upon it under the Management Agreement. The Sub-Adviser agrees to install in its offices computer equipment or software, as provided by the Adviser at its expense, for use by the
Sub-Adviser in performing its duties under this Sub-Advisory Agreement, including inputting on a daily basis that day's portfolio transactions in the Fund Account.

           (e) The Sub-Adviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of securities transactions.

           (f) The Sub-Adviser shall manage the Fund Account in accordance with the procedures and instructions set out or referred to in this Section 1(f) so that the SFVG Series will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("IRC") and will be adequately diversified for purposes of Section 817(h) of the IRC and the Treasury regulations thereunder. The Sub-Adviser covenants that it shall carry out appropriate compliance procedures necessary to the operation of the SFVG Series as the Sub-Adviser and the Adviser may agree. Unless instructed otherwise by the Adviser, the Sub-Adviser shall manage the Fund Account as if it were a separate investment company for purposes of determining compliance with the rules and regulations of the United States Securities and Exchange Commission ("SEC"), the SFVG Series' investment policies and restrictions and the SFVG Series' qualification as a registered investment company under Subchapter M and Section 817(h) of the IRC, and shall also manage the Fund Account in accordance with such other instructions as the Adviser may give to the Sub-Adviser from time to time. The Sub-Adviser also covenants that it shall cooperate with the Adviser's (or its designee's) personnel to ensure that the SFVG Series is in conformity with such rules and regulations, investment policies and restrictions and Subchapter M and Section 817(h), including providing such information concerning the purchase or sale of investments on behalf of the Fund Account as the Adviser may request. The Sub-Adviser agrees that it will provide to the Adviser or the Fund


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

promptly upon request reports and copies of such of its investment records and ledgers with respect to the Fund Account as appropriate to assist the Adviser and the Fund in monitoring compliance with the Investment Company Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish the Adviser or the Fund's Board of Trustees such periodic and special reports with respect to the Fund Account as the Adviser or the Board of Trustees may reasonably request, including statistical information with respect to the Fund Account's securities. The
Sub-Adviser will not be liable for the SFVG Series ceasing to qualify as a regulated investment company under Subchapter M of the IRC, or ceasing to be adequately diversified for purposes of Section 817(h) of the IRC and the Treasury regulations thereunder, as a result of the management of assets of the SFVG Series other than those assets constituting the Fund Account provided that the Sub-Adviser has complied with its obligations under this Section 1(f).

           (g) In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Sub-Adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly any such records upon the Fund's or the Adviser's request, although the Sub-Adviser may, at the Sub-Adviser's own expense, make and retain copies of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records with respect to the Sub-Adviser's duties hereunder required to be maintained by Rule 31a-1 under the Investment Company Act to the extent that the Sub-Adviser prepares and maintains such records pursuant to this Agreement and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

           (h) The Sub-Adviser agrees that it will immediately notify the Adviser and the Fund in the event that the Sub-Adviser: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority.

           (i) The Sub-Adviser agrees that it will immediately forward, upon receipt, to the Adviser, for itself and as agent for the Fund, any correspondence from the SEC or other regulatory authority that relates to the Fund, the SFVG Series or the Fund Account.

           (j) The Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Investment Company Act and the Advisers Act.

           (k) The Sub-Adviser shall be responsible for maintaining an appropriate compliance program to ensure that the services provided by it under this Agreement are performed in a manner consistent with applicable laws and the terms of this Agreement. The Sub-Adviser agrees to provide such reports and certifications regarding its compliance program as the Adviser or the Fund shall reasonably request from time to time.

           (l) The Sub-Adviser maintains a written Code of Ethics that complies with the requirements of Rule 17j-1 under the Investment Company Act. The Sub-Adviser certifies that it has adopted procedures reasonably necessary to prevent its "access persons," as such term is defined in Rule 17j-1, from violating the Code of Ethics. The Sub-Adviser shall notify the Board upon the adoption of any material change to its Code of Ethics so that the Board, including a majority of the Trustees who are not interested persons of the Fund, may approve such change not later than six months after its adoption by the Sub-Adviser, as required by Rule 17j-1. The Sub-Adviser also shall provide the Fund with a copy of any amendments to its Code of Ethics that do not represent a material change to such Code. Within 45 days of the end of each calendar year while this Agreement is in effect (or more frequently if required by Rule 17j-1 or as the Fund may reasonably request), the Sub-Adviser shall provide the Board with a written report that, as required by Rule 17j-1: (i) describes any issue arising under the Sub-Adviser's Code of Ethics or procedures since the


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

last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (ii) certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics. Upon the written request of the Fund, the Sub-Adviser shall permit the Fund to examine the reports to be made by the Sub-Adviser under Rule 17j-1(d) and the records the Sub-Adviser maintains pursuant to Rule 17j-1(f).

         2. Compensation.

         For the services and facilities described herein, the Adviser will pay to the Sub-Adviser, 15 days after the end of each calendar month, a sub-advisory fee of 1/12 of an annualized amount computed by applying the annual rates set forth in Appendix A to the applicable average daily net assets of the Fund Account as defined below for such month.

         For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

         3. Net Asset Value. The net asset value for the Fund Account shall be calculated as the Board of Trustees of the Fund may determine from time to time in accordance with the provisions of the Investment Company Act. On each day when net asset value is not calculated, the net asset value of the Fund Account shall be deemed to be the net asset value as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

         4. Duration and Termination.

           (a) This Agreement shall become effective with respect to the Fund Account on the first business day following the date it is approved in the manner required by the Investment Company Act and the rules and regulations thereunder and shall remain in full force until June 30, 2007, unless sooner terminated or not annually approved as hereinafter provided. Notwithstanding the foregoing, this Agreement shall continue in force through June 30, 2007, and from year to year thereafter, only as long as such continuance is specifically approved at least annually and in the manner required by the Investment Company Act and the rules and regulations thereunder, with the first annual renewal to be coincident with the next renewal of the Management Agreement.

           (b) This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement. In addition, the Adviser has the right to terminate this Agreement upon immediate notice if the Sub-Adviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

           (c) If a party breaches this Agreement in any material respect which is not cured within sixty (60) days of the other party giving it written notice of such breach, the other party may effect termination of this Agreement on written notice to the defaulting party.

           (d) This Agreement may be terminated at any time, without the payment by the Fund of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the SFVG Series, or by the Adviser. The Fund may effect termination of this Agreement by action of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the SFVG Series on sixty (60) days written notice to the Adviser and the Sub-Adviser. The Adviser may effect termination of this Agreement on sixty (60) days written notice to the Sub-Adviser.

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

           (e) The Sub-Adviser may terminate this Agreement upon ninety (90) days written notice to the Adviser.

           (f) The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

           (g) Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

           (h) The provisions of Sections 8 and 10 shall survive the termination of this Agreement.

         5. Representations and Warranties. The Sub-Adviser hereby represents and warrants as follows:

         (a) The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

         (b) The Sub-Adviser has all requisite authority to enter into, execute, deliver and perform the Sub-Adviser's obligations under this Agreement;

         (c) The Sub-Adviser's performance of its obligations under this Agreement does not conflict with any law, regulation or order to which the Sub-Adviser is subject; and

         (d) The Sub-Adviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time for the Fund ("Registration Statement"), and (ii) the Fund's prospectus and supplements thereto, in each case in the form received from the Adviser with respect to the disclosure about the Sub-Adviser, the Fund, the SFVG Series and the Fund Account of which the Sub-Adviser has knowledge (the "Sub-Adviser and SFVG Information") and except as advised in writing to the Adviser such Registration Statement, prospectus and any supplement contain, as of its date, no untrue statement of any material fact of which the Sub-Adviser has knowledge and do not omit any statement of a material fact of which the Sub-Adviser has knowledge which was required to be stated therein or necessary to make the statements contained therein not misleading.

         6. Covenants. The Sub-Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

         (a) The Sub-Adviser shall maintain the Sub-Adviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

         (b) The Sub-Adviser's performance of its obligations under this Agreement shall not conflict with any law, regulation or order to which the Sub-Adviser is then subject;

         (c) The Sub-Adviser shall at all times comply with the Advisers Act and the Investment Company Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectus and any supplement and with any applicable procedures adopted by the Fund's Board of Trustees, provided that such procedures are substantially similar to those applicable to

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

similar funds for which the Board of Trustees of the Fund is responsible and that such procedures are identified in writing to the Sub-Adviser;

         (d) The Sub-Adviser shall promptly notify the Adviser and the Fund upon the occurrence of any event that might disqualify or prevent the Sub-Adviser from performing its duties under this Agreement. The Sub-Adviser further agrees to notify the Adviser of any changes that would cause the Registration Statement or prospectus for the Fund to contain any untrue statement of a material fact or to omit to state a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Sub-Adviser and SFVG Information; and

         (e) For the entire time this Agreement is in effect and for a period of two years thereafter, the Sub-Adviser shall maintain a claims made bond issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Sub-Adviser, at a minimum level of $3 million which provides coverage for acts or alleged acts which occurred during the period of this Agreement.

7.       Use of Names.

         The Sub-Adviser acknowledges and agrees that the names Scudder Variable Series II, SVS Focus Value + Growth Portfolio and, Scudder (whether used by themselves or in combination with other words), and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Fund, the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names Scudder Variable Series II, SVS Focus Value + Growth Fund and, Scudder, and associated abbreviations and logos, only in connection with the Sub-Adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to Scudder Variable Series II, SVS Focus Value + Growth Portfolio or Scudder or any abbreviations or logos associated with those names, or any other names or associated abbreviations or logos of affiliates of the Adviser; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Fund Account in the Sub-Adviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Fund Account, the SFVG Series or the Fund, as those terms are used in the rules, regulations and guidelines of the SEC and the National Association of Securities Dealers, Inc.

         8. Confidentiality. Each of the Sub-Adviser and the Adviser shall not (and shall ensure that persons associated with it (as defined in Section 202(a)(17) of the Advisers Act) and its employees, agents, consultants, subcontractors and other representatives do not) (each such person, a "Recipient Party") disclose information of a confidential or proprietary character relating to the other party to this Agreement, or the other party's affiliates known to the Recipient Party as a result of the Sub-Adviser providing services under this Agreement, without the other party's prior written consent. This Section 8 does not apply to information that (i) is generally known to the public other than as a result of a breach of this Section 8, (ii) was already properly in, or comes into, the Recipient Party's possession on a non-confidential basis from a source not connected with the other party provided that such source was not prohibited from disclosing that information by a obligation owed to the other party or
(iii) the Recipient Party can demonstrate was independently developed without the benefit of confidential or proprietary information from the other party. Notwithstanding this Section 8, the Adviser may disclose to the Board of Trustees of the Fund this Agreement and whatever information about its relationship with the Sub-Adviser that the Adviser wishes to disclose to it.

         9. Standard of Care. Except as may otherwise be required by law, and except as may be set forth in Section 10, the Sub-Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund, the SFVG Series, the Fund Account or the Adviser in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         10. Indemnifications.

           (a) The Sub-Adviser agrees to indemnify and hold harmless the Adviser and the Fund against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Adviser or the Fund may become subject arising out of or based on the breach by the Sub-Adviser of any provisions of this Agreement or any wrongful action by the Sub-Adviser; provided, however, that the Sub-Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Sub-Adviser and the Adviser or the Fund, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Adviser's or the Fund's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Adviser or the Fund of its duties. The foregoing indemnification shall be in addition to any rights that the Adviser or the Fund may have at common law or otherwise. The Sub-Adviser's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Adviser or the Fund, be controlled by the Adviser or the Fund, or be under common control with the Adviser or the Fund and their affiliates, trustees, officers, employees and agents. The Sub-Adviser's agreement in this paragraph shall also extend to any of the Fund's and Adviser's successors or the successors of the aforementioned affiliates, trustees, officers, employees or agents.

           (b) The Adviser agrees to indemnify and hold harmless the Sub-Adviser against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Sub-Adviser may become subject arising out of or based on the breach by the Adviser of any provisions of this Agreement or the Management Agreement, or any wrongful action by the Adviser or its affiliates in the distribution of the Fund's shares, or any wrongful action by the Fund other than wrongful action that was caused by the breach by the Sub-Adviser of the provisions of this Agreement; provided, however, that the Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Adviser and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Sub-Adviser's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Sub-Adviser of its duties. The foregoing indemnification shall be in addition to any rights that the Sub-Adviser may have at common law or otherwise. The Adviser's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Sub-Adviser, be controlled by the Sub-Adviser or be under common control with the Sub-Adviser and to each of the Sub-Adviser's and each such person's respective affiliates, directors, officers, employees and agents. The Adviser's agreements in this paragraph shall also extend to any of the Sub-Adviser's successors or the successors of the aforementioned affiliates, directors, officers, employees or agents.

           (c) Promptly after receipt by a party indemnified under Section 10(a) or 10(b) of notice of the commencement of any action, proceeding, or investigation for which indemnification will be sought, such indemnified party shall promptly notify the indemnifying party in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party unless such omission results in actual material prejudice to the indemnifying party. In case any action or proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, individually or jointly with any other indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of any action or proceeding, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not elect to assume the defense of any action or proceeding, the indemnifying party on a monthly basis shall reimburse the indemnified party for the reasonable legal fees and other costs of defense thereof. Regardless of whether or not the indemnifying party shall have assumed the defense of any action or proceeding, the indemnified party shall not settle or compromise the action or proceeding without the prior written consent of the indemnifying party, which shall not be unreasonably withheld.

         11. Survival. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         12. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         13. Governing Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York without giving effect to the rules of conflict of laws in the State of New York to the extent those rules would require or permit the application of another jurisdiction's laws.

         14. Miscellaneous.

           (a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

           (b) Terms not defined herein shall have the meaning set forth in the Fund's prospectus.

           (c) The Sub-Adviser shall not be responsible for the costs associated with obtaining shareholder approval of this Agreement (including the costs of the registration update required as a result of such original shareholder approval of this Agreement). The Sub-Adviser will bear the costs associated with any registration update relating to the Fund required under the securities laws as a result of events within the direct or indirect control of or otherwise caused by the Sub-Adviser provided that, if requested by the Sub-Adviser, the Adviser shall use commercially reasonable efforts to incorporate such updates with any other types of updates (in which case the Sub-Adviser will bear only the marginal costs attributable to the Sub-Adviser).

           (d) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.


                  By:/s/ Mark S. Casady
                         -------------------------

                  Title: Managing Director
                         -------------------------


                  DREMAN VALUE MANAGEMENT, L.L.C.


                  By:    /s/David N. Dreman
                         -------------------------

                  Title: Chairman
                         -------------------------

                                   APPENDIX A

                      INVESTMENT MANAGEMENT SUBADVISORY FEE

            Applicable Average Daily Net Assets of    Annual Rate
            --------------------------------------    -----------
                        the Fund Account
                        ----------------
                       $0 - $250,000,000              0.40 of 1%
                  $250,000,000 - $500,000,000         0.35 of 1%

                 $500,000,000 - $1,000,000,000        0.3375 of 1%

                      Over $1,000,000,000             0.3150 of 1%